UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2022, Lucid Diagnostics Inc. (“Lucid”), a majority owned subsidiary of PAVmed Inc. (the “Company” or “PAVmed”), entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“Cantor”), an affiliate of Cantor Fitzgerald, relating to a committed equity facility (the “Facility”). Pursuant to the Purchase Agreement, Lucid has the right from time to time at its option to sell to Cantor up to $50.0 million in shares of Lucid’s common stock (the “Lucid Shares”), subject to certain conditions and limitations set forth in the Purchase Agreement. While there are distinct differences, the Facility is structured similarly to a traditional at-the-market equity facility, insofar as it allows Lucid to raise primary equity capital on a periodic basis at prices based on the existing market price. No shares of PAVmed’s common stock will be offered or sold pursuant to Purchase Agreement.

Sales of the Lucid Shares to Cantor under the Purchase Agreement, and the timing of any sales, will be determined by Lucid from time to time in its sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of the common stock and determinations by Lucid regarding the use of proceeds from such sales. The net proceeds from any sales under the Purchase Agreement will depend on the frequency with, and prices at, which the Lucid Shares are sold to Cantor. Lucid expects to use the proceeds from any sales under the Purchase Agreement for working capital and general corporate purposes.

Upon the initial satisfaction of the conditions to Cantor’s obligation to purchase Lucid Shares set forth in the Purchase Agreement (the “Commencement”), including that a registration statement (the “Resale Registration Statement”) registering the resale by Cantor of the Lucid Shares under the Securities Act of 1933, as amended (the “Securities Act”), is declared effective by the Securities and Exchange Commission (the “SEC”) and a final prospectus relating thereto is filed with the SEC, Lucid will have the right, but not the obligation, from time to time at its sole discretion until the first day of the month next following the expiration of the 36-month period after the effective date of the Resale Registration Statement, to direct Cantor to purchase Lucid Shares as set forth in the Purchase Agreement, by delivering written notice to Cantor prior to the commencement of trading on any trading day, subject to maximum amount as set forth in the Purchase Agreement for each such trading day. The purchase price of the Lucid Shares that Lucid elects to sell to Cantor pursuant to the Purchase Agreement will be 96% of the volume weighted average price of the Lucid Shares during the trading date on which Lucid has timely delivered written notice to Cantor directing it to purchase Lucid Shares under the Purchase Agreement.

Lucid will not sell, and the Investor will not purchase, any Lucid Shares pursuant to the Purchase Agreement, if the aggregate number of Lucid Shares issued pursuant to the Purchase Agreement would exceed 7,482,763 shares of Lucid’s common stock (representing 19.99% of the voting power and number of shares of Lucid’s common stock issued and outstanding immediately prior to the execution of the Purchase Agreement), unless Lucid obtains approval of its stockholders for the sale of Lucid Shares in excess of such amount. In addition, Lucid will not sell, and the Investor will not purchase, any Lucid Shares pursuant to the Purchase Agreement, which, when aggregated with all other shares of Lucid’s common stock then beneficially owned by the Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of Lucid’s outstanding voting power or shares of Lucid’s common stock.

In connection with the execution of the Purchase Agreement, Lucid paid Cantor $1,000,000 as consideration for its irrevocable commitment to purchase the Lucid Shares upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition, pursuant to the Purchase Agreement, Lucid agreed to reimburse Cantor for certain of its expenses. Lucid also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Cantor. The Purchase Agreement and the Registration Rights Agreement contain customary registration rights, representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made only for purposes of the Purchase Agreement and the Registration Rights Agreement and as of specific dates, were solely for the benefit of the parties to such agreements and are subject to certain important limitations.

Lucid has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon three trading days’ prior written notice.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such agreements, which are incorporated by reference as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Lucid Shares, nor shall there be any sale of Lucid Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Common Stock Purchase Agreement, dated as of March 28, 2022, by and between CF Principal Investments LLC and Lucid Diagnostics Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Lucid on April 1, 2022).
10.2*	Management Services Agreement, dated as of February 25, 2022, by and among LucidDx Labs Inc. and ResearchDx, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by Lucid on April 1, 2022).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedule and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2022	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer